Exhibit 10.1

RETENTION AGREEMENT

This RETENTION AGREEMENT (this “Agreement”), dated as of July [            ], 2012 (the “Effective Date”), is by and between SUPERVALU INC., a Delaware corporation (the “Company”), and [            ], a member of the Company’s executive leadership team (“Executive”). In consideration of the mutual promises made herein, the Company and Executive agree as follows:

1. Purpose of the Retention Payment. Executive possesses skills that are critical to the Company as it pursues its business transformation strategy on an accelerated basis and explores strategic alternatives. Accordingly, the Company desires to provide a substantial incentive for Executive to remain employed by the Company and to continue to use his or her best efforts on behalf of the Company from the Effective Date through July [__], 2014 (the “Retention Date”).

2. Retention Payment. If Executive remains employed by the Company in Good Standing (as defined below) through the Retention Date and complies with all of the other conditions set forth in this Agreement, Executive shall be entitled to receive a retention bonus payment in the gross amount of $[            ] (the “Retention Payment”). The Retention Payment shall be paid to Executive in the following amounts on the following vesting dates, subject to the limitations set forth in Sections 3 and 4 of this Agreement:

$[            ] (10% of the Retention Payment) on January [__], 2013

$[            ] (20% of the Retention Payment) on July [__], 2013

$[            ] (30% of the Retention Payment) on January [__], 2014

$[            ] (40% of the Retention Payment) on July [__], 2014

Each of these amounts will be paid to Executive on the first regularly scheduled payroll date of the Company following the vesting date on which it is earned. These payments are not deferrable under the Company’s Executive Deferred Compensation Plan and shall be subject to all applicable tax withholding, including federal, state and local taxes due.

3. Acceptance of Agreement. To be effective and binding on the parties, this Agreement must be signed by Executive and returned to the Company within 30 days of the Effective Date.

4. Termination of Employment Prior to the Retention Date. Executive’s receipt of the Retention Payment shall be subject to the following conditions:

(a) Termination for Cause by the Company. In the event that Executive’s employment is terminated by the Company for Cause (as defined below) prior to the Retention Date, Executive will cease to have any right to payment of any portion of the Retention Payment that has not been paid to Executive prior to Executive’s termination date. In the event that Executive’s termination date occurs after the date on which a portion of the Retention Payment has vested and prior to the date such portion is paid to Executive, Executive will forfeit payment of such vested portion of the Retention Payment.

(b) Termination with Good Reason by Executive. In the event that Executive resigns from the Company for Good Reason (as defined below) prior to the Retention Date, Executive will be entitled to receive (i) payment of any vested portion of the Retention Payment that has not yet been paid, plus (ii) full payment of the unvested portion of the Retention Payment, such payment to be made as soon as administratively feasible after the Executive’s last day of employment with the Company, but in all events within 30 days of such termination date.

(c) Involuntary Termination by the Company other than for Cause. In the event that Executive’s employment is terminated by the Company for any reason other than Cause prior to the Retention Date, Executive will be entitled to receive (i) payment of any vested portion of the Retention Payment that has not yet been paid, plus (ii) full payment of the unvested portion of the Retention Payment, such payment to be made as soon as administratively feasible after the Executive’s last day of employment with the Company, but in all events within 30 days of such termination date.

(d) Voluntary Resignation. In the event that Executive voluntarily resigns his or her employment with the Company prior to the Retention Date, Executive will cease to have any right to payment of any portion of the Retention Payment that has not been paid to Executive prior to Executive’s resignation date. In the event that Executive’s resignation date occurs after the date on which a portion of the Retention Payment has vested and prior to the date such portion is paid to Executive, Executive will be entitled to receive payment of such vested portion of the Retention Payment as soon as administratively feasible after the Executive’s last day of employment with the Company, but in all events within 30 days of such termination date.

(e) Retirement. In the event that Executive retires from the Company prior to the Retention Date, Executive will cease to have any right to payment of any portion of the Retention Payment that has not been paid to Executive prior to Executive’s termination date. In the event that Executive’s termination date occurs after the date on which a portion of the Retention Payment has vested and prior to the date such portion is paid to Executive, Executive will be entitled to receive payment of such vested portion of the Retention Payment as soon as administratively feasible after the Executive’s last day of employment with the Company, but in all events within 30 days of such termination date.

(f) Death and Disability. In the event that Executive’s employment is terminated due to his or her death or Disability prior to the Retention Date, Executive or Executive’s estate will be entitled to receive (i) payment of any vested portion of the Retention Payment that has not yet been paid, plus (ii) full payment of the unvested portion of the Retention Payment, such payment to be made within 30 days of Executive’s last day of employment with the Company.

(g) Approved Leave of Absence. In the event that Executive takes a temporary leave of absence that is approved by the Company prior to the Retention Date (which is also not deemed to be a “Separation from Service” as defined in Section 16(d) below), Executive will be entitled to receive (i) payment of any vested portion of the Retention Payment that has not yet been paid, plus (ii) a prorated portion of the unvested portion of the Retention Payment based on the number of days in any remaining vesting periods during which Executive is not on an approved leave of absence, such payment to be made on the next vesting date. If the leave of absence is treated as a Separation from Service, Executive’s rights to further payments shall be determined under subsections (a) through (f) above.

5. Relationship to Other Agreements.

This Agreement shall not supersede or limit in any way Executive’s rights under any Company benefit plan, program, agreement or arrangement in accordance with its terms, including any Change of Control Severance Agreement and the Executive and Officer Severance Pay Plan.

6. Not an Employment Agreement. Subject to the terms of this or any other agreement or arrangement between the Company and Executive that may then be in effect, the relationship between Executive and the Company continues to be an “at-will” employment relationship and nothing herein shall prevent the Company from terminating Executive’s employment.

7. Entire Agreement. This Agreement constitutes the entire agreement of the parties with regard to the Retention Payment, supersedes any and all other oral or written agreements or policies made relating to the Retention Payment and constitutes the entire agreement of the parties relating to the Retention Payment.

8. Successors and Binding Agreement.

(a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), by agreement in form and substance reasonably satisfactory to Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Executive to compensation from the Company in the same amount and on the same terms as Executive would be entitled hereunder if Executive terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date that the termination of Executive’s employment becomes effective. As used in this Agreement, “Company” shall mean the Company and any successor to its business and/or assets that executes and delivers the agreement provided for in this Section 8(a) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

(b) This Agreement is personal to Executive, and Executive may not assign or transfer any part of Executive’s rights or duties hereunder, or any compensation due to him hereunder, to any other person. Notwithstanding the foregoing, this Agreement shall inure to the benefit of and be enforceable by Executive’s personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees.

9. Modification; Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by Executive and such officer as may be specifically designated by the Board of Directors of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

10. Notice. For purposes of this Agreement, all notices, requests, demands and all other communications required or permitted by either party to the other party by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or received by certified or registered mail, return receipt requested, postage prepaid, and addressed, in the case of the Company, to the Company at:

P.O. Box 990

Minneapolis, MN 55440

Attn: Corporate Secretary

and in the case of Executive, to Executive at the most current address shown on Executive’s employment records. Either party hereto may change its address for purposes of this Agreement by giving 15 days’ prior written notice to the other party hereto in the manner specified in this section.

11. Application of Section 409A of the Internal Revenue Code. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and its corresponding regulations, or an exemption, and payments may only be made under this Agreement upon an event and in a manner permitted by Section 409A of the Code, to the extent applicable. Payments under this Agreement are intended to be exempt from Section 409A of the Code under the “short-term deferral” exception, to the maximum extent applicable. In no event may Executive, directly or indirectly, designate the calendar year of a payment. Notwithstanding anything in this Agreement to the contrary, if required by Section 409A of the Code, if Executive is considered a “specified employee” for purposes of Section 409A of the Code and if payment of any amounts under this Agreement is required to be delayed for a period of 6 months after Separation from Service, payment of such amounts shall be delayed as required by Section 409A of the Code, and any delayed amounts shall be paid in a lump sum payment within 10 days after the end of the 6-month period. If Executive dies during the postponement period prior to the payment of benefits, the amounts withheld on account of Section 409A of the Code shall be paid to the personal representative of Executive’s estate within 60 days after the date of Executive’s death.

12. Arbitration. Executive and the Company agree that any controversy, claim, or dispute arising out of or relating to this Agreement or arising out of or relating to Executive’s employment relationship with the Company, or the termination of such relationship, shall be resolved by final and binding arbitration under the Employment Dispute Resolution rules and auspices of the American Arbitration Association, or other neutral arbitrator and rules as mutually agreed to by Executive and the Company. This agreement to arbitrate specifically includes, but is not limited to, discrimination claims under Title VII of the Civil Rights Act of 1964 and under state and local laws prohibiting employment discrimination. This section shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate; provided that any other relief shall be pursued through an arbitration proceeding pursuant to this section. Executive and the Company agree that any award rendered by the arbitrator shall be final and binding and that judgment upon the final award may be entered in any court having jurisdiction thereof. The arbitrator may grant any remedy or relief that the arbitrator deems just and equitable, including any remedy or relief that would have been available to Executive or the Company had the matter been heard in court. All expenses of arbitration, including the required travel and other expenses of the arbitrator and any witnesses, and the costs relating to any proof produced at the direction of the arbitrator, shall be borne equally by Executive and the Company unless otherwise mutually agreed or unless the arbitrator directs otherwise in the award. The arbitrator’s compensation shall be borne equally by Executive and the Company unless otherwise mutually agreed or the law provides otherwise.

13. Severability. If any term or provision of this Agreement or the application hereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

14. Governing Law. This Agreement shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota, including all matters of construction, validity and performance.

15. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16. Definition of Terms.

(a) “Cause” shall mean the following and shall be determined by the Company in its sole discretion based on all the facts and circumstances, which determination shall be final and binding:

(i) the continued failure to substantially perform Executive’s duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written notice has been provided identifying the manner in which Executive has not substantially performed Executive’s duties, and after Executive has had 6 months to improve performance to the Company’s expectations;

(ii) the conviction of, or plea of guilty or nolo contendere to, a felony or the Executive’s engagement in conduct which, in the Company’s opinion, is materially and demonstrably injurious to the Company;

(iii) the commission of an act or acts of personal dishonesty intended to result in substantial personal enrichment of Executive at the expense of the Company; provided, however, that in no event shall Cause exist by virtue of any action taken by Executive in compliance with express written directions of the Board of Directors of the Company, the Company’s Chief Executive Officer, or the officer to whom Executive reports, or in reliance upon the express written consent of the Company’s counsel; or

(iv) Executive’s failure to comply with the Company’s policies relating to Code of Business Conduct, Equal Employment Opportunities and Harassment, or Workplace Violence.

With respect to the Chief Executive Officer only, for a termination of employment to be for Cause, the Chief Executive Officer must be provided with a notice of termination within 6 months after the Company has actual knowledge of the act or omission constituting Cause, the Chief Executive Officer must be provided with an opportunity to be heard by the Board of Directors of the Company no earlier than 30 days following the notice of termination; and there must be a good faith determination of Cause by at least 2/3rds of the non-employee outside directors of the Company.

(b) “Disability” shall have the same meaning as in the Company’s long term disability plan.

(c) “Good Reason” shall mean the occurrence of any one or more of the following events:

(i) Executive’s annual base salary is materially reduced below the higher of (A) the amount in effect on the Effective Date, or (B) the highest amount in effect at any time thereafter;

(ii) Executive’s target annual bonus percentage is materially reduced below the higher of (A) Executive’s fiscal 2012 target annual bonus percentage or (B) the highest target annual bonus percentage that is established for Executive after fiscal 2012;

(iii) Executive is required to be based at a location more than 45 miles from the location where Executive was based and performed services on the Effective Date or Executive’s business travel obligations are significantly increased over those in effect immediately prior to the Effective Date;

(iv) failure by the Company to provide for the assumption of this Agreement by any successor entity; or

(v) a material breach by the Company of the terms of this Agreement;

provided, however, that any diminution of duties or responsibilities that occurs solely as a result of the fact that the Company ceases to be a public company shall not, in and of itself, constitute Good Reason.

For purposes of subsections (i) and (ii) of this definition, “materially reduced” shall mean a reduction of 20% or more in Executive’s annual base salary or target annual bonus percentage based on the measurement points set forth above.

For purposes of subsection (ii) of this definition, the stock option granted to Executive by the Company in July 2012 shall not be deemed under any circumstances to constitute a reduction below Executive’s fiscal 2012 target annual bonus percentage.

Any purported termination by Executive for Good Reason shall be communicated by a notice of termination to the Company. Executive’s termination will not be for Good Reason unless (A) Executive gives the Company written notice of the event or circumstance which Executive claims is the basis for Good Reason within 90 days of such event or circumstance first occurring, and (ii) the Company is given 30 days from its receipt of such notice within which to cure or resolve the event or circumstance so noticed. If the circumstance is cured or resolved within said 30 days, Executive’s termination shall not be for Good Reason.

(c) “Good Standing” as of any date shall mean that Executive has not terminated employment for any reason from the Effective Date to such date, has not tendered oral or written notice of intent to resign or retire effective as of a date on or before such date, and is not in receipt of notice from the Company that it has determined that Executive’s employment is to be terminated for Cause.

(d) “Separation from Service” shall mean any termination of employment, retirement, or resignation within the meaning of Section 409A(a)(2)(A)(i) of the Code and Treasury Regulation Section 1.409A-1(h) including but not limited to the provisions concerning bona fide leaves of absence.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first written above.

SUPERVALU INC.		EXECUTIVE

By:
	Name:	Name:
Its:

Dated:		Dated: